EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 4, 1999 by and between The Taubman Company Limited Partnership, a Delaware limited partnership (the "Company"), and Courtney Lord ("Lord").

                                    RECITALS

         WHEREAS, the Company wishes to employ Lord as Senior Vice President, and Lord desires to work for the Company in such capacity upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

         1.       Employment.

                  The Company shall employ Lord on a full-time basis as a Senior Vice President. Effective January 1, 2000, Lord's employment title shall change to Senior Vice President-Managing Director of Leasing. Lord shall also perform such other leasing management and/or administrative duties consistent with the office of Senior Vice President as from time to time may be assigned to him by the President of the Company. Lord shall devote his full time and attention to, and exert his best efforts in, the performance of his duties hereunder, so as to promote the business of the Company.

         2.       Term of Employment.

                  Lord's term of employment shall commence as of a date mutually acceptable to the Company and Lord, which shall not be later than November 5, 1999, and continue through January 1, 2005, unless terminated earlier pursuant to paragraph 5 below (the "Term of Employment").

         3.       Compensation.

                  (a) Base Salary. The Company shall pay or cause to be paid to Lord during the Term of Employment a base salary of not less than $270,000 per annum, payable in accordance with the Company's payroll practices. The base salary shall be reviewed each year and subject to normal increases (2% - 3%) commencing with the March 2001 salary review.

                  (b) SSTI Bonus. Lord shall participate in the Company's Senior Short-Term Incentive Plan ("SSTI") and shall have a guaranteed bonus equal to $195,000 for the years beginning January 1, 2000 and January 1, 2001. Other than the bonus amount specified in the preceding statement, the SSTI payment shall be determined in accordance with the terms and conditions of the SSTI.

                  (c) Long-Term Incentive Compensation. Effective January 1, 2000, Lord shall receive a Participation Grant equal to 10,000 Notional Shares under The Taubman

Company Long-Term Performance Compensation Plan (the "LTPC") and a Performance Grant under the LTPC in an amount, which amount may be zero, determined by the Company in its discretion. Grants are subject to all of the terms and conditions (including the vesting schedule) of the LTPC.

                  (d) Other Benefits. During the Term of Employment, Lord shall be entitled to participate in any retirement plan or other benefit program of the Company now existing or established hereafter by the Company, to the extent that he is eligible under the general provisions thereof. Lord shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability, or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof.

         4.       Relocation Expenses.

                  Lord and the Company agree that Lord shall relocate his primary family residence to the Detroit metropolitan area no later than September 1, 2000. The Company shall pay the following expenses in connection with Lord's relocation:

                  (a)  $50,000   lump   sum  payment  within  30 days of  Lord's
employment commencement date.

                  (b) Monthly rental of $2,550 for Lord's rental apartment from November 1, 1999 through March 31, 2000.

                  (c) Roundtrip airfare between Detroit and Aspen for Lord for three weekends per month from November 1, 1999, until Lord's family relocates to Detroit, but no later than July 1, 2000.

                  (d) Roundtrip airfare between Detroit and Aspen for Lord's family for four separate visits between Lord's employment commencement date and July 1, 2000.

                  (e) Cost of moving van to move Lord's household goods from Aspen to Detroit.

         All eligible relocation expenses shall either be paid directly by the Company, or the Company shall reimburse Lord upon Lord's furnishing the Company with receipts or such other documentation as the Company requests.

         5.       Termination of Employment.

                  (a) Voluntary Termination of Employment by Lord. In the event Lord terminates his employment with the Company for reasons other than his death, Disability or a Termination with Good Reason (as such terms are defined below), such termination shall be deemed a Voluntary Termination. In the event of a Voluntary Termination by Lord prior to January 1, 2005, the Company shall have no further obligation to Lord other than the Company's obligation to pay any amounts that have accrued through the employment termination date. Upon a Voluntary Termination, the Company shall have the right to

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

purchase any Additional Units (as defined below) and an equal number of Series B Preferred Stock (as defined below) issued to Lord and the capital account allocated to the Additional Units for a cash lump sum payment of $50,000. The Taubman Realty Group Limited Partnership ("TRG") acknowledges that the Company has the right to purchase the Additional Units and the capital account allocated to the Additional Units. Additional Units means Units of Partnership Interest in TRG which have no right to receive distributions (except upon liquidation of TRG) or allocation of partnership income or loss (or items thereto). The number of Additional Units which the Company has the right to purchase pursuant to paragraph 5(a), (c), or (e) corresponds to the number of Additional Units on Lord's employment termination date as listed on the schedule attached hereto as Exhibit A. Series B Preferred Stock means the Series B Non-Participating Convertible Preferred Stock of Taubman Centers, Inc.

                  For purposes of this Agreement, a Termination with Good Reason shall mean a termination of employment by Lord because of any of the following:

                       (i) a material reduction in base salary and SSTI bonus (other than for Cause), or

                       (ii)   a    substantial    diminution    of   duties   or
                              responsibilities.

                  (b) Death or Disability of Lord. In the event Lord's employment is terminated by reason of his death or disability (as that term is defined in the LTPC), he shall receive accrued but unpaid base salary through the employment termination date. Lord shall also receive any benefits otherwise provided under the Company's plans or programs in accordance with the terms of such plans or such programs.

                  (c) Termination by the Company Without Cause on or Prior to January 31, 2001. If Lord's employment is terminated by the Company without Cause (as defined below) on or prior to January 31, 2001, Lord shall be entitled to receive, and the Company shall be obligated to pay 50% of the amounts that would have been payable to Lord as Base Salary and SSTI Bonus had Lord remained employed for the duration of the Term of Employment. The Company also shall have the right to purchase 50% of Lord's Additional Units, an equal number of Series B Preferred Stock and the capital account allocated to the Additional Units for a cash lump sum payment of $50,000. TRG acknowledges that the Company has the right to purchase the Additional Units and the capital account allocated to the Additional Units. The Base Salary and SSTI Bonus amounts shall be payable as follows: The Company shall pay Lord 100% of his Base Salary and SSTI Bonus in accordance with the Company's normal payroll practice during the first twelve months after Lord's employment termination date. Thereafter, the balance due (i.e. 50% of Base Salary and SSTI Bonus from employment termination date through January 1, 2005 minus Base Salary and SSTI already paid pursuant to preceding sentence) will be payable in a lump sum payment within 30 days after the first anniversary of Lord's employment termination date.

                  (d) Termination by the Company Without Cause After January 31, 2001. If Lord's employment is terminated by the Company for any reason other than cause after January 31, 2001 but prior to January 1, 2005, Lord shall be entitled to receive and the

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

Company shall be obligated to pay the balance of the amounts that would have been payable to Lord as Base Salary and SSTI Bonus had Lord remained employed for the duration of the Term of Employment.

                  (e) Termination by the Company for Cause. The Company may terminate Lord's employment and this Agreement effective immediately for Cause (as defined below). If the Company terminates Lord's employment for Cause prior to January 1, 2005, the Company shall have no further obligation to Lord other than its obligation to pay any amounts that have accrued through the employment termination date. In the event Lord's employment is terminated for Cause, the Company shall have the right to purchase Lord's Additional Units, an equal number of Series B Preferred Stock and the capital account allocated to the Additional Units for a cash lump sum payment of $50,000. TRG acknowledges that the Company has the right to purchase the Additional Units and the capital account allocated to the Additional Units.

                  (f) Definitions. For purposes of this Agreement, "Cause" means the willful and continual failure to perform Lord's duties with the Company and to perform such duties on a full-time basis or Lord's engagement in conduct
(including but not limited to fraud or theft) which has a material adverse effect on the business affairs of the Company, monetarily or otherwise; provided, that cause shall have occurred only if it shall have been preceded by a notice specifying the facts and circumstances claimed to provide a basis for Cause and Lord shall have been given 30 days from the date of such notice to cure. For purposes of this Agreement, no act or failure to act on Lord's part shall be considered "willful" unless done, or omitted to be done, by Lord not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

         6.       Covenant Not to Compete.

                  Lord agrees that during the Employment Term he will apply all of his skill and experience to the business and affairs of the Company. Lord further agrees that during the Employment Term and for a period of (a) one (1) year after his employment termination date if he is terminated by the Company without Cause on or prior to January 31, 2001; (b) two (2) years after his employment termination date if he is terminated for any reason after January 31, 2001, but prior to January 1, 2005 (provided, however, if the employment termination date is after January 1, 2004, but before January 1, 2005, Lord's agreement not to compete will expire on January 31, 2005); and (c) one (1) year after his employment termination date if his employment is terminated for any reason on or after January 1, 2005, he shall not, without the prior written approval of the Company, directly or indirectly hold or acquire an ownership interest in, or perform any services as a shareholder, director, partner, member, employee, agent, adviser or consultant or otherwise for any person or entity, or any affiliate or subsidiary thereof, wherever located, that is engaged in the business of consulting, brokering or in any manner leasing or negotiating occupancy, whether by sale, lease or otherwise, in connection with any traditional regional mall or value regional mall. Such restriction includes, but is not limited to, employment by a developer and/or owner acting independently. Lord further agrees that during the Employment Term and for a period of two (2) years after the later of (a) the date his employment with the Company terminates for any reason, or (b) the last date

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

Lord receives any payment under this Agreement, he shall not, without the prior written consent of the Company, directly or indirectly contact or solicit employees of the Company other than on behalf of the Company.

         7.       Confidentiality Covenant.

                  During the Term of Employment and at all times thereafter, Lord shall keep secret and retain in strictest confidence, and shall not use for his own benefit or the benefit of others except in connection with the business and affairs of the Company, all Confidential Information and all other confidential matter relating to the business of the Company learned by him, and shall not disclose such Confidential Information and other confidential matter to anyone outside of the Company, either during or after employment, nor may Lord exploit for his own benefit or the benefit of others any personal relationships with tenants, employees or contacts of the Company formed heretofore or hereafter.

                  For purposes of this Agreement "Confidential Information" shall mean all information that would normally be deemed to be proprietary including trade secrets and all information relating to the Company's (or its affiliate's) research, development, accounting, tenants and tenant lists, business connections, consultants, advisors and employees, programming and formatting information, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, designs and design projects, and all other information of any kind or nature whatsoever, which may pertain to or be derived from the business operations and affairs of the Company, now or hereafter existing. Notwithstanding anything herein to the contrary, the obligations under this paragraph do not apply to any portion of the Confidential Information which (1) is or becomes public knowledge through no fault of Lord, (2) is in lawful possession of Lord prior to engagement by Company, or (3) is disclosed pursuant to the lawful requirement or formal request of a government agency.

         8.       Company's Remedies Upon Breach.

                  In the event Lord breaches the non-compete or confidentiality covenants, Lord acknowledges that he shall forfeit all rights to any amounts payable under this Agreement, and that the Company shall have the right to purchase his Additional Units and capital account allocated to the Additional Units for $50,000. Lord further acknowledges that the Company shall be entitled to injunctive relief in addition to any other remedy it may have. Lord further acknowledges that the Company's remedies upon breach by him of the provisions of paragraph 6 and 7 hereof will be inadequate. Accordingly, in the event of the breach or threatened breach by Lord of paragraphs 6 or 7 hereof, the Company shall be entitled to injunctive relief in addition to any other remedy it may have.



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


         9.       Notices.

                  All notices required or contemplated under this Agreement shall be delivered (a) personally, (b) by next day courier service, or (c) by certified or registered mail, return receipt requested, addressed as follows (or to such other address as any party may provide in writing to the other):

                  If to the Company:

                           The Taubman Company Limited Partnership
                           200 East Long Lake Road
                           Suite 200
                           Bloomfield Hills, Michigan 48304

                           Attention:  Mr. Robert S. Taubman

                  with a copy to:

                           Miro Weiner & Kramer, P.C.
                           500 North Woodward Avenue
                           Suite 100
                           Bloomfield Hills, Michigan 48304

                           Attention:  Ernest J. Weiner, Esq.

                  If to Lord:

                           Courtney Lord
                           517 West North Street
                           Aspen, Colorado 81611

                  with a copy to:

                           Shulman, Rogers, Gandal,
                             Pordy & Ecker, P.A.
                           11921 Rockville Pike, Suite 300
                           Rockville, Maryland 20852-2743

                           Attention:  Lawrence A. Shulman, Esq.

                  All notices under this Agreement shall be deemed received when personally delivered, on the first business day after depositing with a next day courier service, or on the third day after mailing, as the case may be.

         10.      Prior Agreements.

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

                  This Agreement supersedes and replaces all prior agreements between the parties and may not be modified orally.

         11.      Waiver.

                  The waiver by the Company of a breach by Lord of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Lord. The waiver by Lord of a breach by the Company of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Company.

         12.      Assigns and Successors.

                  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         13.      Construction and Governing Law.

                  This Agreement shall be construed under the laws of the State of Michigan (excluding the choice of law rules thereof). Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         14.      Severability.

                  If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Lord has hereunto set his hand, all as of the day and year first above written.

WITNESS: THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership


                                        By: /s/  Robert Taubman
                                            -------------------
/s/ Christopher C. Maeso
------------------------
                                        Its:  Authorized Signatory
/s/ Ernest J. Weiner
---------------------


/s/ Christopher C. Maeso                /s/  Courtney Lord
------------------------                --------------------
                                         Courtney Lord
/s/ Ernest J. Weiner
-----------------------

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

With respect to paragraphs 5(a), (c) and (e) only:

WITNESS: THE TAUBMAN COMPANY REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership


                                        By: /s/ Robert Taubman
/s/ Christopher C. Maeso                   --------------------
------------------------                Its: Authorized Signatory
/s/ Ernest J. Weiner
-----------------------

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


                                    EXHIBIT A

                            ADDITIONAL UNITS SCHEDULE


                                                                 ADDITIONAL
EMPLOYMENT TERMINATION DATE                                   OUTSTANDING UNITS

Prior to January 1, 2000                                                 435,148

After January 1, 2000 but prior to January 1, 2001                       348,118

After January 1, 2001 but prior to January 1, 2002                       261,088

After January 1, 2002 but prior to January 1, 2003                       174,058

After January 1, 2003 but prior to January 1, 2004                        87,028

After January 1, 2004 but prior to January 1, 2005                        43,514

After January 1, 2005                                                       -0-



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